Exhibit 99.1

Cutera Announces Agreements with Pura Vida and RTW

Kevin Cameron, Taylor Harris, Nick Lewin and Keith Sullivan to Join the Cutera Board Following the June 9 Special Meeting

Pura Vida and RTW to Vote Against Removal of Directors at the Special Meeting and Support the Company’s Slate of Director Nominees at the 2023 Annual Meeting

May 09, 2023 05:09 PM Eastern Daylight Time

BRISBANE, Calif.—(BUSINESS WIRE)—CUTERA, INC. (“Cutera” or the “Company”) (Nasdaq: CUTR), a leading provider of aesthetic and dermatology solutions, today announced that it has entered into cooperation agreements (the “Agreements”) with two of its largest stockholders, Pura Vida Investments, LLC (“Pura Vida”) and RTW Investments, LP (“RTW”), which collectively own more than 15% of the Company’s outstanding shares. Pursuant to the Agreements, the Company will appoint Kevin J. Cameron, Taylor C. Harris, Nicholas S. Lewin and Keith J. Sullivan (the “New Independent Directors”) to the Board of Directors (the “Board”) following the Special Meeting of Stockholders (the “Special Meeting”) to be held on June 9, 2023. Mr. Harris will also serve as a special advisor and consultant to the Company.

The New Independent Directors and three incumbent directors, Janet D. Widmann, Sheila A. Hopkins, and Juliane T. Park (the “Board Slate”), will be nominated for election to the Board at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Company anticipates that its new permanent CEO, when identified and hired, will also join the Board.

In connection with the agreement, Pura Vida and RTW have agreed to vote against the removal of directors at the upcoming Special Meeting and to support the Board Slate at the Annual Meeting.

Janet D. Widmann, Chair of the Cutera Board of Directors, said, “As Cutera evolves, ensuring that our Board has the skills and expertise to oversee the strategy and execution of the business is paramount. We appreciate the time and input of our stockholders, including Pura Vida and RTW, as we reconstitute the Board to ensure diverse perspectives and relevant experience are present on the Board. We look forward to welcoming the new directors to our Board.”

Efrem Kamen, Co-Founder and Managing Partner of Pura Vida, commented, “As long-term investors, we recognize and appreciate the Special Committee’s efforts to work on behalf of, and protect the interests of, all stockholders. While inconceivable that Cutera was put in this situation, we believe today’s announcement best positions the Company for long- term success. We are pleased with the anticipated appointments of Kevin, Taylor, Nick and Keith and believe they will further advance the Company’s efforts to build long-term value for stockholders.”

“The Company has benefited enormously from the contributions of Greg Barrett and Tim O’Shea, and we thank them for their years of dedicated service to Cutera and our stockholders,” concluded Ms. Widmann. “These excellent directors never lost focus on the importance of the work we do as a Board or the goal of enhancing stockholder value.”

The Agreement includes customary standstill and related provisions. The full agreements between Cutera and Pura Vida and RTW will be filed on a Form 8-K with the Securities and Exchange Commission.

The Company continues to seek ways to resolve its ongoing dispute with J. Daniel Plants and David H. Mowry and is in active discussions with Mr. Mowry toward that end.

About Kevin J. Cameron

Mr. Cameron currently serves as Chairman and Co-Founder of Ionetix Corporation, a privately held company that develops and operates cyclotrons for the production and distribution of radioisotopes used for diagnostic and therapeutic radiopharmaceuticals. Mr. Cameron is also the Executive Chairman (and previously served as President) of Glass, Lewis & Co., a leading provider of corporate governance services to institutional investors. Prior to that, Mr. Cameron was General Counsel at Moxi Digital and NorthPoint Communications (NASD: NPNT). Mr. Cameron currently serves as a board member of Pylum Biosciences, a private biotechnology company. He previously was on the Board of Knight Therapeutics (TSE: GUD), Keryx Biopharmaceuticals (NASD: KERX), AvidBiotics, Reddy Ice (NYSE: FRZ), ECOtality (NASD: ECTY), and ProCure Treatment Centers. Mr. Cameron earned a J.D. from the University of Chicago and a B.A. from McGill University.

About Taylor C. Harris

Mr. Harris served as the Chief Financial Officer for MyoKardia, Inc., from April 2018 until that company’s acquisition by Bristol Myers Squibb in November 2020. Prior to that, Mr. Harris served as Senior Vice President and Chief Financial Officer of Zeltiq Aesthetics, Inc., until that company’s acquisition by Allergan plc. He also served as Vice President and Chief Financial Officer at Thoratec Corporation, which was eventually acquired by St. Jude Medical, Inc and worked at JPMorgan Chase & Co. for over a decade in several capacities, including as a Vice President in the firm’s Healthcare Investment Banking and Equity Research departments. Mr. Harris currently serves on the board of PROCEPT BioRobotics (NASDAQ: PRCT), Omada Health and Endologix. He previously served on the board of HealthCor Catalio Acquisition Corp. Mr. Harris holds a B.A. from the University of North Carolina at Chapel Hill.

About Nicholas S. Lewin

Mr. Lewin has been a Managing Partner at Crown Predator Holdings, an investment firm that invests in growth-stage companies and special situations, and a private investor since 2000. He has invested across multiple industries, with a particular focus on companies with innovative technologies and strong intellectual property. Mr. Lewin currently serves on the Board of two publicly traded companies, including Establishment Labs (NASDAQ: ESTA), a $1.8 billion market cap global, high-tech medical device and aesthetics company, and FaZe Holdings (NASDAQ: FAZE), a lifestyle and media platform. He was appointed to Chairman of Establishment Labs in 2017 and previously provided consulting services to the Company. Mr. Lewin is also on the Board of Halo Maritime Defense Systems and previously served as a director as Dura Medic from 2006 to 2018. Mr. Lewin earned a B.A. from Johns Hopkins University.

About Keith J. Sullivan

Keith Sullivan currently serves as President and Chief Executive Officer of Neuronetics (NASDAQ: STIM), a publicly traded $63 million market cap company that develops non-invasive treatments for psychiatric disorders. Previously, he was Chief Commercial Officer and President (North America) of ZELTIQ Aesthetics, Inc. until the acquisition of ZELTIQ by Allergan, Inc. in April 2017. Mr. Sullivan held various other roles at ZELTIQ, including Senior Vice President, Senior Vice President of Worldwide Sales and Marketing and Senior Vice President of Global Operation. Mr. Sullivan has also previously held leadership positions with Medicis Pharmaceuticals, Reliant Technologies, Medtronic (NYSE: MDT), Vision Quest Laser Center and Coherent Medical. He currently serves on the Board of Neuronetics (NASDAQ: STIM), Sientra, Inc. (NASDAQ: SIEN) and Venus Concept (NASDAQ: VERO). He earned a B.A. from the College of William and Mary where he currently serves as a Clinical Professor, a role he’s held since 2017.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of aesthetic and dermatology solutions for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that harness the power of science and nature to enable medical practitioners to offer safe and effective treatments to their patients. For more information, call +1-415-657- 5500 or 1-888-4CUTERA or visit www.cutera.com.

Additional Information and Where to Find It

Cutera, Inc. (the “Company” or “Cutera”) has filed a preliminary proxy statement on Schedule 14A, an accompanying preliminary white proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s stockholders for the Company’s upcoming special meeting of stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of any definitive proxy statement of the Company, an accompanying white proxy card, any amendments or supplements thereto and other documents filed by the Company with the SEC when they become available at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the Company’s Investor Relations website at http://ir.cutera.com or by contacting the Company’s Investor Relations Department at IR@cutera.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation

The Company and certain of its directors and executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s special meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 7, 2023, as amended, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the definitive proxy statement for the Company’s special meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available.

Forward Looking Statements

Statements contained in this communication which are not historical facts, such as those relating to future events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Investors should consult further disclosures and risk factors included in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the SEC by the Company.

Contacts

Greg Barker

VP, Corporate FP&A

415-657-5500

IR@cutera.com

Nick Lamplough / Rachel Goldman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449